Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of King Digital Entertainment plc of our report dated February 18, 2014 relating to the financial statements of Midasplayer International Holding Company p.l.c., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

London, United Kingdom

February 18, 2014